Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126482 on Form S-3 (as amended by Amendment No. 1 thereto) of (1) our report dated October 8, 2007, relating to the combined financial statements of the Davison Combined Entities as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in the Current Report on Form 8-K/A of Genesis Energy, L.P. filed on October 10, 2007, and (2) our report dated October 8, 2007, relating to the financial statements of Fuel Masters, LLC as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in the Current Report on Form 8-K/A of Genesis Energy, L.P. filed on October 10, 2007, each appearing in the Current Report on Form 8-K of Genesis Energy, L.P. filed on November 27, 2007. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP

Houston, Texas
November 27, 2007